Exhibit 99.2

26/F HKRI Centre One, HKRI Taikoo Hui,

288 Shimen Road (No. 1),

Shanghai 200041, P.R.China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

LEGAL OPINION

To	I-Mab 天境生物

Suite 802, West Tower, OmniVision Tech Park

88 Shangke Road

Pudong New District, Shanghai

People’s Republic of China

RE	PRC Legal Opinion on Certain PRC Law Matters

December 1, 2020

Dear Sirs or Madams:

We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (as defined in Section 1). For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

We act as PRC counsel to I-Mab 天境生物 (the “Company”), a company incorporated under the laws of the Cayman Islands and listed on the Nasdaq Stock Market, in connection with a shelf registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the registration under the U.S. Securities Act of 1933 (the “Securities Act”), as amended to date relating to the offering (the “Offering”) by certain shareholders of the Company (the “Selling Shareholders”) of certain number of ordinary shares of the Company, par value US$0.0001 per share (the “Ordinary Shares”), including the Ordinary Shares represented by American depositary shares (the “ADSs”). The Registration Statement is filed using a “shelf” registration process to register the resale by the shareholders identified therein. Under the shelf Registration Statement, the selling shareholders may, from time to time, offer and sell, in one or more offerings, the ordinary shares or the ADSs.

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Shenzhen Office Tel: (86-755) 2587-0765 Fax: (86-755) 2587-0780	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579

Haikou Office Tel: (86-898) 6851-2544 Fax: (86-898) 6851-3514	Tianjin Office Tel: (86-22) 5990-1301 Fax: (86-22) 5990-1302	Qingdao Office Tel: (86-532) 6869-5000 Fax: (86-532) 6869-5010	Chengdu Office Tel: (86-28) 6739-8000 Fax: (86-28) 6739-8001	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050

New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168			www.junhe.com

In so acting, we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this Opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (collectively, the “Documents”). In such examination, we have assumed the accuracy of the factual matters described in the Documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed (i) the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents; (ii) no amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this Opinion; and (iii) each of the parties to the Documents (except that we do not make such assumptions about the PRC Subsidiaries) is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, and has been duly approved and authorized where applicable by the competent governmental authorities of the relevant jurisdiction to carry on its business and to perform its obligations under the Documents to which it is a party.

1.	The following terms as used in this Opinion are defined as follows:

“Government Authority”	means any national, provincial, municipal or local governmental authority, agency or body having jurisdiction over any of the PRC Subsidiaries in the PRC.

“Governmental Authorization”	means all consents, approvals, authorizations, permissions, orders, registrations, filings, licenses, clearances and qualifications of or with any Government Authority.

“M&A Rules”	means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and as amended by the Ministry of Commerce on June 22, 2009.

“PRC Subsidiaries”	means the PRC Subsidiaries as set out in Schedule 1 attached hereto.

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“I-Mab Tianjin”	means I-Mab Bio-Tech (Tianjin) Co., Ltd. (天境生物技术（天津）有限公司).

“I-Mab Biopharama”	means I-MAB Biopharma (Shanghai) Co., Ltd. (天境生物科技（上海）有限公司).

“Tasgen Chengdu”	means Tasgen (Chengdu) Bio-Tech Co., Ltd. (成都天视珍生物技术有限公司).

“Shanghai Tianyunjian”	means Shanghai Tianyunjian Bio-Tech Co., Ltd. (上海天韵健生物技术有限公司).

“Sanjing Beijing”	means Sanjing (Beijing) Biotechnology Co., Ltd. (三境（北京）生物科技有限公司).

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

2.	Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

(1)

Incorporation and Existence of the PRC Subsidiaries. Each of the PRC Subsidiaries has been duly incorporated and is validly existing as a limited liability company and has legal person status under the PRC Laws and its business license and articles of association are in full force and effect under, and in compliance with the PRC Laws. All the equity interests of each of the PRC Subsidiaries are legally owned by its respective shareholders as the shareholding status set forth in Schedule 1 attached hereto, and to our best knowledge after due and reasonable inquiries, such equity interests are free and clear of all security interest, encumbrances, mortgage, pledge, liens, equities or claims. All Governmental Authorizations required for the ownership by the shareholders of their respective equity interests in each of the PRC Subsidiaries have been duly obtained.

(2)

Corporate Structure. The descriptions of the corporate structure of the PRC Subsidiaries set forth in “Corporate History and Structure” section of the Prospectus are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respect. The descriptions of the events and transactions set forth in “Corporate History and Structure” section and “Related Party Transactions” section of the Prospectus, to the extent that such descriptions are related to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respects. To our best knowledge after due and reasonable inquiries, the transactions of acquisition and restructuring involving the PRC Subsidiaries as described in the “Corporate History and Structure” section of the Prospectus are not in violation of, and immediately after the consummation of the Offering will not result in violation of, any PRC Laws currently in effect, and no Governmental Authorization or any other necessary steps required under the PRC Laws other than those already obtained is required under the existing PRC Laws for the establishment of such shareholding structures.

(3)

M&A Rules. The M&A Rules, in particular the relevant provisions thereof, purport, among other things, to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by Chinese companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC.

Based on our understanding of the PRC Laws, we are of the opinion that the CSRC’s approval is not required for the Offering, including, but not limited to, the listing and trading of the Company’s ADSs on the Nasdaq Stock Market, given that (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like the proposed Offering are subject to the regulation, (ii) I-Mab Tianjin was not acquired by connected merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules, (iii) I-Mab Biopharma was incorporated as a wholly foreign-owned enterprise by means of direct investment, and (iv) Tasgen Chengdu, Shanghai Tianyunjian and Sanjing Beijing belong to the reinvestment enterprises of foreign investment enterprises.

The statements set forth in the Prospectus under the captions “Risk Factors —Risks Related to Doing Business in China —The approval of the CSRC may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(4)

Enforceability of Civil Procedures. There is uncertainty as to whether the courts of the PRC would: (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or the directors and officers of the Company if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest.

(5)

Taxation. The statements set forth under the caption “Taxation” in the Prospectus insofar as they constitute statement of PRC tax law, are accurate in all material respects and that such statements constitute our opinion. We do not express any opinion herein concerning any law other than PRC tax law.

(6)

Statements in the Prospectus. The statements in the Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Enforceability of Civil Liabilities”, “Dividend Policy”, “Business”, “Management”, “Related Party Transactions”, “Regulation”, “Taxation” and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are accurate in all material respects, and fairly present and fairly summarize in all material respects the PRC Laws, documents, agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material aspect.

3.	This Opinion is subject to the following qualifications:

(1)

This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(2)

This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(3)

This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable or fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee and its legal counsel) without our express prior written consent, except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Taxation,” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

The remainder of this page is intentionally left blank.

Signature Page

Yours faithfully,

/s/ JuneHe LLP

JunHe LLP

SCHEDULE 1

List of the PRC Subsidiaries

1.	I-Mab Bio-Tech (Tianjin) Co., Ltd. (“天境生物技术（天津）有限公司” in Chinese), with its shareholding status as follows:

No.	Shareholder	Percentage(s) of Equity Interests Owned
1.	I-Mab Biopharma Hong Kong Limited	100.00
	Total	100.00

2.	I-Mab Biopharma (Shanghai) Co., Ltd. (“天境生物科技（上海）有限公司” in Chinese), with its shareholding status as follows:

No.	Shareholder	Percentage(s) of Equity Interests Owned
1.	I-Mab Bio-Tech (Tianjin) Co., Ltd.	100.00
	Total	100.00

3.	Tasgen (Chengdu) Bio-Tech Co., Ltd. (“成都天视珍生物技术有限公司” in Chinese), with its shareholding status as follows:

No.	Shareholder	Percentage(s) of Equity Interests Owned
1.	I-Mab Bio-Tech (Tianjin) Co., Ltd.	100.00
	Total	100.00

4.	Shanghai Tianyunjian Bio-Tech Co., Ltd. (“上海天韵健生物技术有限公司” in Chinese), with its shareholding status as follows:

No.	Shareholder	Percentage(s) of Equity Interests Owned
1.	I-MAB Biopharma (Shanghai) Co., Ltd.	100.00
	Total	100.00

SCHEDULE 1

5.	Sanjing (Beijing) Biotechnology Co., Ltd. (“三境（北京）生物科技有限公司” in Chinese), with its shareholding status as follows:

No.	Shareholder	Percentage(s) of Equity Interests Owned
1.	I-MAB Biopharma (Shanghai) Co., Ltd.	100.00
	Total	100.00

SCHEDULE 1